Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 33-26145, No. 333-33165, No. 333-88161, No. 33-58291, No. 333-122502, and No. 333-103076 on Form S-8, and Registration Statement No. 333-131114 on Form S-3 of our reports dated December 1, 2006, relating to the consolidated financial statements and financial statement schedule of Hutchinson Technology Incorporated (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the Company’s approach for quantifying and evaluating the materiality of unrecorded misstatements by adopting Securities and Exchange Commission Staff Accounting Bulletin No. 108, as discussed in Note 1 to the consolidated financial statements and the change in the Company’s method of accounting for share-based compensation by adopting Statement of Financial Accounting Standards No. 123(R), as discussed in Note 5 to the consolidated financial statements), and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Hutchinson Technology Incorporated for the year ended September 24, 2006.
/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
December 1, 2006